EX-16.16.a

POWER OF ATTORNEY

The undersigned Trustees and/or Officers of OSI ETF Trust (the "Trust"), a registered investment company, hereby appoint Connor O'Brien, Louise Anne Poirier and Kevin Beadles (with full power to each of them to act alone) his or her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys-in-fact and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant's Registration Statement on Form N-14 relating to the proposed reorganizations of the O'Shares FTSE U.S. Quality Dividend ETF, O'Shares FTSE Europe Quality Dividend ETF and O'Shares FTSE Asia Pacific Quality Dividend ETF series of FQF Trust with and into the O'Shares FTSE U.S. Quality Dividend ETF, O'Shares FTSE Europe Quality Dividend ETF and O'Shares FTSE Asia Pacific Quality Dividend ETF series of the Trust, respectively, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority.  Each of the undersigned grants to each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.
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SIGNATURE AND ACKNOWLEDGEMENT:
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 17th  day of March 2018.

Signature	Title

/s/ Connor O'Brien	Trustee
Connor O'Brien

/s/ Charles A. Baker	Trustee
Charles A. Baker

/s/ Richard M. Goldman	Trustee
Richard M. Goldman

/s/ Jeffrey D. Haroldson	Trustee
Jeffrey D. Haroldson

/s/ Kevin Beadles	President and Secretary
Kevin Beadles